UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2005, Southwest Gas Corporation (the “Company”) amended its Financing Agreement dated March 1, 2003 with Clark County, Nevada associated with $50 million in Industrial Development Revenue Bonds (“IDRBs”) Series 2003B. The Company has chosen to secure payment of the principal of the Series 2003B IDRBs using an insurance policy with Ambac Assurance Corporation. Previously, payment of the principal was secured with a letter of credit. The First Amendment to Financing Agreement (“Amendment”) details this change. The Amendment was executed in connection with the use of insurance to secure payment in the remarketing of the $50 million Series 2003B IDRBs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: July 1, 2005	/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer